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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Home Solutions of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

Home Solutions of America, Inc.
1500 Dragon Street, Suite B
Dallas, Texas 75207
(214) 623-8446
April 30, 2007
Dear Stockholder:
You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Home Solutions of America, Inc. to be held at 9:00 a.m. on Monday, June 18, 2007, at 1340 Poydras St., New Orleans, Louisiana 70112. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting. Our Annual Report on Form 10-K for the year ended December 31, 2006, also accompanies this letter.
It is important that your shares be represented and voted at the meeting, regardless of the number of shares you hold. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present at the annual meeting.
Sincerely,
/s/ Frank J. Fradella
Frank J. Fradella
Chairman of the Board,
Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ANNEX A
ANNEX B

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of the Stockholders of Home Solutions of America, Inc., a Delaware corporation (the “Company”), will be held at 1340 Poydras St., New Orleans, Louisiana 70112. at 9:00 a.m. central standard time. At the annual meeting, we will ask you to:
1.	re-elect our current seven directors, Messrs. Michael S. Chadwick, Frank J. Fradella, Willard W. Kimbrell, Charles P. McCusker, Jr., Patrick A. McGeeney, Brian Marshall and Stephen Scott Sewell, to serve as directors until the next annual meeting of stockholders or until their successors, if any, are duly elected and qualified;

2.	ratify the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for 2007; and

3.	vote on any other business as may properly come before the meeting or any adjournment thereof.
Only stockholders of record at the close of business on April 20, 2007 will be entitled to vote at the annual meeting or any adjournment of the annual meeting. A complete list of these stockholders will be open for the examination by any stockholder of record at the Company’s principal executive offices at 1500 Dragon Street, Suite B, Dallas, Texas 75207 for a period of 10 days prior to the annual meeting. The list will also be available for the examination by any stockholder of record present at the annual meeting.
Stockholders will need to register at the annual meeting in order to attend. You will need proof of your identity and proof of ownership of shares of our common stock as of April 20, 2007 in order to register. If your shares are not registered in your name, you will need to bring to the annual meeting either a copy of an account statement or a letter from the broker, bank or other institution in which your shares are registered that shows your ownership of our common stock as of April 20, 2007.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL SEVEN DIRECTORS AND “FOR” THE RATIFICATION OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Your vote is important. To be sure your vote counts and to assure a quorum, please vote and sign, date and return the enclosed proxy card (or contact your broker to vote your shares if your shares are held in street name) whether or not you plan to attend the annual meeting.

By Order of the Board of Directors,
/s/ Jeffrey M. Mattich
Jeffrey M. Mattich
Senior Vice President, Chief Financial Officer and Secretary

Dallas, Texas
April 30, 2007

Home Solutions of America, Inc.
1500 Dragon Street, Suite B
Dallas, Texas 75207
(214) 623-8446
PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF STOCKHOLDERS
     The Board of Directors of Home Solutions of America, Inc., a Delaware corporation (“Home Solutions” or the “Company”), is soliciting proxies for use at the 2007 Annual Meeting of Stockholders of Home Solutions and any adjournments of that meeting.
     Home Solutions first sent this proxy statement and the accompanying form of proxy to stockholders on or about April 30, 2007.
     At the annual meeting, we will ask you to:
1.	re-elect our current seven directors, Messrs. Michael S. Chadwick, Frank J. Fradella, Willard W. Kimbrell, Charles P. McCusker, Jr., Patrick A. McGeeney, Brian Marshall and Stephen Scott Sewell, to serve as directors until the next annual meeting of stockholders or until their successors, if any, are duly elected and qualified;

2.	ratify the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for 2007; and

3.	vote on any other business as may properly come before the meeting or any adjournment thereof.
I. INFORMATION ABOUT VOTING
     Proxy Voting. Your vote is important. Whether or not you plan to attend the annual meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.
     Record Date. The record date for the annual meeting is the close of business on April 20, 2007 (the “Record Date”). Only holders of our common stock on the close of business on the Record Date are entitled to notice of, and to vote at, the annual meeting. If you were a holder of record on the Record Date of Home Solutions’ common stock, you can vote at the annual meeting on the election of directors and on the other proposal contained in this Proxy Statement.
     Voting Stock. The only class of stock entitled to be voted at the annual meeting is common stock. Holders of common stock are entitled to one vote per share on the matters to be considered at the annual meeting. As of the close of business on the Record Date, there were 47,327,683 shares of common stock outstanding, all of which are entitled to vote.

How to Vote. You may vote in the following ways:
     1. You can vote by signing and returning the enclosed proxy card.
     2. You can come to the annual meeting and cast your vote; provided, however, if you hold your shares through a broker, bank or other nominee, you must request a legal proxy from your broker, bank or nominee in order to vote your shares at the annual meeting.
     3. If your shares are held in “street” name by your brokerage firm, you can contact your brokerage firm and request your broker to vote your shares through the electronic ADP system—your brokerage firm will know how to do this.
     Use of Proxies. All shares of Home Solutions common stock represented by properly executed proxies received before or at the annual meeting (and which are not revoked) will be voted as indicated in those proxies. If no instructions are indicated on a returned proxy, the proxy will be voted “FOR” the Board nominees named herein and “FOR” the ratification of KMJ Corbin & Company LLC as the Company’s independent registered public accounting firm for the 2007 fiscal year.
     Revoking a Proxy. You may revoke your proxy at any time before it is exercised. You can revoke a proxy by sending a written notice of revocation to the Corporate Secretary of Home Solutions, by delivering a properly executed, later-dated proxy or by attending the annual meeting and voting in person.
     The Quorum Requirement. In order for any business to be conducted at the annual meeting, the holders of more than 50% of the shares of common stock must be represented at the annual meeting, either in person or by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker has not received voting instructions from the beneficial owner of the shares or does not have the authority to vote on the beneficial owner’s behalf.
     If a quorum is not present at the scheduled time of the annual meeting, the stockholders who are present may adjourn the annual meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting. An adjournment will have no effect on the business that may be conducted at the annual meeting.
     Voting by Street Name Holders. If you own shares held in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker “non-votes”).
     Required Vote. Each of the seven directors is elected (Proposal 1) by a plurality vote of the holders of shares of common stock present in person or represented by proxy at the meeting. The ratification of KMJ Corbin & Company LLP as Home Solutions’ independent registered public accounting firm for 2007 (Proposal 2) requires the affirmative vote of a majority of the voting power represented by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on such matter. Abstentions have the effect of a “no” vote on all matters other than the election of directors, with respect to which abstentions will have no effect. Generally, any other action coming before the annual meeting would require the affirmative vote of a majority of the voting power represented by shares of common stock present in person or represented by proxy and entitled to vote on such action at the annual meeting.

II. PROPOSALS
1. ELECTION OF DIRECTORS
     Home Solutions’ Board of Directors currently consists of seven directors. The term for Home Solutions’ directors is one year, and each director elected at the annual meeting will serve until the next annual meeting of stockholders, or until his or her successor, if any, is duly elected and qualified. The nominees for director this year are our current seven directors, Messrs. Michael S. Chadwick, Frank J. Fradella, Willard W. Kimbrell, Charles P. McCusker, Jr., Patrick A. McGeeney. Brian Marshall and Stephen Scott Sewell.
     Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Board’s seven nominees. Each of the nominees has confirmed that he will be able and willing to continue serving as director. If any nominee is not available, the shares represented by the proxies may be voted at the annual meeting for another person nominated by the then-current Board to fill the vacancy. Information about each of the nominees is set forth below.
     Michael S. Chadwick, age 55, has served as a director of the Company since January 2003. Mr. Chadwick is a Senior Vice President and Managing Director of SMH Capital – Investment Banking Group (“SMH”), an investment banking firm based in Houston, Texas, and has been active in the commercial banking and investment banking fields since 1975. Prior to joining SMH in 1994, Mr. Chadwick was President and Principal of Chadwick, Chambers & Associates, Inc., which he co-founded in 1988. Mr. Chadwick holds an MBA from Southern Methodist University (1975) and a BA in Economics from the University of Texas at Austin (1974). Mr. Chadwick also attended the Wharton School of Finance at the University of Pennsylvania (1970-1972). Mr. Chadwick currently serves as a director of two other public companies: Landrys Restaurants, Inc. and Blue Dolphin Energy Company.
     Frank J. Fradella, age 51, serves as the Company’s Chairman of the Board, Chief Executive Officer and President. Mr. Fradella has served as Chairman of the Board since July 2001, as a director since July 2000, as our Chief Executive Officer since September 2003, and as our President since April 15, 2007. He previously served as our President from December 2003 until December 2005, and as our Chief Executive Officer and President from July 2000 to March 2003 and during 1997 and 1998. Mr. Fradella has an extensive background in maintenance, construction and labor-intensive businesses. He has been Chairman, CEO and President of two publicly-traded companies, and he has held executive positions in two others.
     Willard W. “Kim” Kimbrell, age 65, has served as a director of the Company since April 2003. Mr. Kimbrell is the founding partner of Third Coast Architects, a residential and commercial architectural firm based in Houston, Texas, and has served as its sole proprietor since 1986. Mr. Kimbrell graduated from the University of Oklahoma with a Bachelor of Architecture degree, and he is a registered architect in over a dozen states and a licensed interior designer in the state of Texas.
     Charles P. McCusker, Jr., age 37, has served as a director of the Company since December 2005. Mr. McCusker is a managing partner of Patriot Capital, a private equity investment fund that focuses its investment strategy on emerging and profitable business and consumer service companies. Prior to co-founding Patriot Capital in 2003, Mr. McCusker held multiple senior executive positions with the ServiceMaster Company, including Division President of a joint venture with Kleiner Perkins and General Partner of ServiceMaster’s Venture Capital and Private Equity Fund. Mr. McCusker has served on the board of another public company and currently serves on the board of several privately-held companies. Mr. McCusker graduated from Virginia Tech with a B.S in Mechanical Engineering and received his MBA from the University of Chicago.
     Patrick A. McGeeney, age 57, has served as a director of the Company since November 2005. From May 2005 to present, he has served as the CEO of MBI Financial, Inc. From 2001 to 2005, Mr. McGeeney

served as CEO of Availent Financial, the parent owner of Availent Mortgage (AM), which was a ten state mortgage operation that specialized in mortgage joint venture for real estate agencies and homebuilders. Prior to Availent, Mr. McGeeney was with REALTEC Real Estate Corporation where he served as COO. REALTEC was a pioneer real estate franchise that developed the concept of providing real estate agencies the opportunity to participate in the joint venture mortgage operations requirements for this endeavor. Mr. McGeeney started this operation and developed its national program into 12 states with regional sales operations. Mr. McGeeney graduated from Southern Methodist University and did graduate work at Our Lady of the Lake University in San Antonio, Texas. He currently serves on the Associate Board of the SMU Cox School of Business in Dallas, Texas.
     Brian Marshall, age 43, has served as a director of the Company since August 2006, and has served as Executive Vice President of the Company and as President of the Company’s Restoration and Construction Services Division since March 2007. In 1996, Mr. Marshall founded Fireline Restoration, Inc., a general contracting company licensed in Florida and Louisiana, which the Company acquired in 2006. Mr. Marshall has served as President of Fireline from its inception and continues to serve in that position. Throughout his career, Mr. Marshall has developed a number of businesses focused on disaster recovery and restoration. Mr. Marshall grew Fireline to be the recognized leader in restoration service in the State of Florida and has been at the forefront of numerous recovery and emergency response projects.
     Stephen Scott Sewell, age 53, has served as a director of the Company and as Chairman of Home Solutions Restoration of Louisiana, Inc. (“HSR of Louisiana”), a wholly-owned subsidiary of the Company, since October 2006. Prior to that he was President of Associated Contractors based in Louisiana, which was acquired by HSR of Louisiana in October 2006. He has served as President or Chairman of a number of companies and has served on numerous boards and commissions, including the Independent Petroleum Association of America and the President’s Advisory Council on Historic Preservation. Since 1994, he has served on the advisory board to the U.S. Secretary of Energy and served President George H. W. Bush as acting Assistant Secretary of the U. S. Department of the Interior. Mr. Sewell is a graduate of Louisiana State University.
     The Board of Directors recommends a vote “FOR” the election of Messrs. Michael S. Chadwick, Frank J. Fradella, Willard W. Kimbrell, Charles P. McCusker, Jr, Patrick A. McGeeney, Brian Marshall and Stephen Scott Sewell as directors of the Company.
     None of the nominees have any family relationship with each other or any officer or director of the Company. None of the nominees other than Mr. Chadwick holds directorships in other reporting companies. Messrs. Marshall and Sewell are entitled to be nominated to serve on the Board during 2007-2008 term pursuant to agreements with the Company. Except for Messrs. Marshall and Sewell, none of the nominees are being proposed for election pursuant to any arrangement of understanding between such nominees and any other person.
2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has selected KMJ Corbin & Company LLP (“C&C”) to continue to serve as Home Solutions’ independent registered public accounting firm for the year ending December 31, 2007. C&C has served as Home Solutions’ independent registered public accounting firm for each of the last five years. C&C will be afforded an opportunity to attend and make a statement at the 2007 annual meeting; however, a representative of C&C is not expected to attend the annual meeting or be available to respond to questions.
     The Audit Committee has the responsibility for selecting the Company’s independent auditors, and stockholder ratification is not required. However, the selection is being submitted for ratification at the annual meeting with a view towards soliciting the stockholders’ opinion, which the Audit Committee will take into consideration in future deliberations. If the selection of C&C as the Company’s independent auditors is not ratified at the annual meeting, the Audit Committee will consider the engagement of other independent auditors. The Audit Committee may terminate the engagement of C&C as independent auditors without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate.
     C&C Fees. The approximate aggregate fees, including out-of-pocket expenses, billed for professional services rendered by C&C during fiscal 2006 and 2005 were as follows:

		Audit Related
	Audit Fees(1)	Fees(2)	Tax Fees	All Other Fees
2006	$875,000	—	$6,000	—
2005	$253,000	$104,000	$25,000	—

(1)	For the audit of the Company’s consolidated financial statements as of and for the applicable year, the review of the Company’s quarterly reports and consenting on various registration statements during the applicable quarters of 2006 and 2005. For 2006, amount includes audit work related to management’s assessment of internal controls.

(2)	For 2005, amount includes the audit of Florida Environmental Remediation Services, Inc., and procedures performed related to the acquisition of the Company’s wholly-owned subsidiary, Cornerstone Marble & Granite, Inc. (formerly Cornerstone Building &Remodeling, Inc.).
     The Board of Directors recommends a vote “FOR” ratification of the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.
III. INFORMATION ABOUT THE COMPANY’S BOARD OF DIRECTORS
General
     We manage our business under the direction of our Board of Directors. Directors are elected at each annual meeting of stockholders, although vacancies resulting from resignation, removal, death, or an increase in the size of the Board between annual meetings may be filled by the remaining members of the Board. Directors are elected for one-year terms and hold office from the time of their election until the next annual meeting of stockholders or until their successors are duly elected and qualified. Our Bylaws set the number of directors between one and nine directors. The size of our Board is currently set at seven members. The Board met four times during 2006, and each director attended at least 75% of the total number of meetings of our Board sitting as a whole and committees of our Board on which such director served during 2006. Our Board has not adopted a formal policy regarding attendance of our annual meeting of stockholders; however, we invite each member of the Board to attend the 2007 annual meeting. Two of the five members of the Board attended the 2006 annual meeting.
     The background of each of the seven nominees for director is presented under Section II above. Four of our seven director nominees, Messrs. Chadwick, Kimbrell, McGeeney and McCusker, qualify as “independent” as defined by applicable Nasdaq Global Market (“Nasdaq”) and Securities and Exchange Commission (“SEC”) rules. Our Board committees are comprised solely of independent directors.
     The Board of Directors has three standing committees: the Audit Committee and the Compensation Committee, and the Independent Board Committee. The Board of Directors does not have a standing nominating committee, and the Independent Board Committee performs the functions of a nominating committee, as it is the view of the Board that all independent Board members should be involved in nominating individuals to serve on the Company’s Board of Directors.

Audit Committee
     In January 2003, the Board formed an Audit Committee. The Audit Committee oversees Home Solutions’s corporate accounting and financial reporting process, and for this purpose, the Audit Committee performs several functions, including:evaluating the performance of and assessing the qualifications of the independent auditors; determining the scope of engagement of the independent auditors; determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services; monitoring the rotation of partners of the independent auditors on Home Solutions’ engagement team as required by law; reviewing the financial statements to be included in Home Solutions’s annual report on Form 10-K; and discussing with management and the independent auditors the results of the annual audit and the results of Home Solutions’ quarterly financial statements. The Audit Committee is comprised of three members, Messrs. McGeeney (Chairman), Chadwick and McCusker, each of whom are considered independent.
     The Audit Committee held four meetings during 2006. Outside of the formal meetings, Audit Committee members discussed the financial statements of the Company with the Chief Financial Officer at regular intervals, and the Audit Committee approved several matters by unanimous written consent during 2006. The Board has determined that Mr. Chadwick qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable SEC and Nasdaq rules.
     The Audit Committee adopted a written Audit Committee Charter in 2003, which was amended and restated in its entirety in December 2006. A copy of the Amended and Restated Audit Committee Charter is attached as Annex A to this proxy statement.
     Pre-Approval Polices and Procedures. The Audit Committee has adopted a policy for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis. The Audit Committee has authorized its Chairman to pre-approve individual expenditures of audit and non-audit services. Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. The Audit Committee approved all audit fees and audit-related fees for 2006.
     Audit Committee Report. The Company’s Audit Committee for fiscal year 2006 has reviewed and discussed the audited financial statements for that year with management. The Audit Committee discussed with management the matters set forth in SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which include, among other things:
•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.
     The Audit Committee has received the written disclosures and the letter from C&C, the Company’s independent registered accounting firm, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with C&C the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
By the Audit Committee of the Board of Directors:
Patrick A. McGeeney, Chairman
Michael S. Chadwick
Charles P. McCusker, Jr.
Compensation Committee
     The functions of the Compensation Committee include the review and recommendation to the Independent Board Committee of the compensation levels of members of management, evaluation of the performance of management, consideration of management succession and consideration of any related matters for the Company. The Compensation Committee is charged with reviewing with the Independent Board Committee all aspects of compensation for the Company’s executive officers. Messrs. Chadwick and Kimbrell comprise the Compensation Committee, both of whom the Board has determined are “independent” under applicable SEC and Nasdaq rules and regulations. The Compensation Committee held four formal meetings during 2006, and outside of the formal meetings, held numerous informal meetings and were involved with structuring and recommending executive employment packages and board compensation packages to the Board during the year.
     Our Board adopted a written Compensation Committee Charter in August 2006, a copy of which is attached as Annex B to this proxy statement.
     Compensation Committee Report. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2006 presented in Section VI below with the Company’s management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for the 2007 annual meeting.
     By the Compensation Committee of the Board of Directors:
Michael S. Chadwick
Willard W. Kimbrell
Independent Board Committee
     In August 2006, the Board created the Independent Board Committee in order to formalize its process for review of certain matters by the independent directors. The members of the Independent Board Committee are comprised solely of those directors who have been determined by the Board to be “independent” under the rules and regulations of the SEC and Nasdaq. The Independent Board Committee is vested with the authority to review and determine all such matters as are required or advisable to be determined by the independent directors under the rules and regulations of the SEC and Nasdaq, as well as such other matters as the Board determines are appropriate from time to time. The Independent Board Committee is responsible for reviewing conflicts of interest, related-party transactions, and for approving the compensation of our executive officers, based on the review and recommendations of the Compensation Committee. Prior to the formation of the Independent Board Committee, the independent directors performed the functions of the Independent Board Committee as a subset of the Board. In 2006, the Independent Board Committee met two times. In addition, during the course of 2006, the independent Board members engaged in a number of executive sessions attended only by the independent Board members.

Compensation of Directors
     The following table sets forth certain information concerning the compensation of our directors for the year ended December 31, 2006. Information concerning the compensation received by Messrs. Fradella, Marshall and Sewell in their capacity as directors of the Company is reflected in the Summary Compensation Table presented in Section VI below.

	Fees Earned			All Other
	or Paid in	Stock	Option	Compensation
Name	Cash ($)	Awards ($)	Awards ($)	($)	Total ($)
Michael S. Chadwick	$28,875	$74,900	$1,270	—	$105,045
Willard W. Kimbrell	27,625	74,900	1,270	—	103,795
Charles P. McCusker, Jr.	28,250	62,459	—	—	90,709
Patrick A. McGeeney	23,875	64,716	—	—	88,591
     In July 2006, the Board adopted a Board Compensation Plan for its directors. The Board Compensation Plan, which was filed with the SEC as Exhibit 10.2 to the Company’s Form 10-Q for the quarterly period ended September 30, 2006, is available for viewing on the SEC’s website at http://sec.gov. Pursuant to the Board Compensation Plan, in 2006, the Company paid the following cash fees to its board members: an annual retainer of $20,000, plus $1,000 per board meeting and committee meeting attended. The Company also provided reimbursement of transportation, lodging and all reasonable expenses incurred by the directors for attending Board and committee meetings. For 2006, the Chairman of each committee also received an annual payment of $2,500 for each committee upon which such member serves as Chairman.
     Pursuant to the Board Compensation Plan, for service during the 2006-2007 term, each director received a grant of share purchase rights exercisable for 20,000 shares of the Company’s common stock under the Company’s 2001 Stock Plan at an exercise price of $-0- per share. The stock purchase rights are subject to continuing performance of services during the Board term and any Board member who does not serve for the entire compensation period forfeits any unvested shares. The shares are also subject to a lock-up agreement, pursuant to which each Board member agrees that not to sell or transfer the shares until (i) after December 31, 2006, with respect to the first 10,000 shares, and after December 31, 2007, with respect to the remaining 10,000 shares. In connection with the grant of stock purchase rights, the board members entered into restricted stock purchase agreements with the Company, the form of which was filed with the SEC as Exhibit as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended September 30, 2006, and is available for viewing on the SEC’s website at http://sec.gov.
     Historically, directors are eligible for, and have been awarded from time to time at the discretion of the Board, certain awards under the Company’s 2001 Stock Plan and 1998 Stock Option Plan. Information relating to awards made to the current directors of the Company in compensation for their services as directors prior to the 2006-2007 Board term is provided below.
     Options to purchase 100,000 shares of the Company’s common stock were granted to each of Messrs. Chadwick and Kimbrell upon appointment to the Board in 2003 at exercise prices ranging from $1.65 — $1.75 per share. Such options vested in one-third increments over a three-year period and are now fully vested, and expire December 13, 2009. In December 2004, Messrs. Chadwick, Fradella, and Kimbrell were granted stock options to purchase 150,000 shares of common stock at an exercise price of $1.42 per share, which options were fully vested at the time of grant and expire December 2, 2009.

     In April 2006, for service during the period from January 1, 2005 through April 30, 2006, those persons serving as directors during such period received restricted stock purchase rights pursuant to which Messrs. Chadwick, Fradella and Kimbrell acquired 20,000 shares of common stock, Mr. McGeeney acquired 8,750 shares of common stock, and Mr. McCusker acquired 6,250 shares of common stock for an acquisition price of $-0-. The stock purchase rights were granted under the Company’s 2001 Plan and are subject to a lock-up agreement pursuant to which the directors may not sell the shares until after December 31, 2006 with respect to 50% of the shares acquired, and until after December 31, 2007 with respect to the remaining 50% of the shares acquired.
     Also for service during the period from January 1, 2006 through April 30, 2007, those persons serving as directors during such period earned a $20,000 cash retainer.
     Qualifications to Serve as Director. Each candidate for director must possess the following specific minimum qualifications:
•	Each candidate must be prepared to represent the best interests of all the Company’s stockholders and not just one particular constituency.

•	Each candidate must be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.

•	No candidate may have any material personal, financial or professional interest in any competitor of the Company.

•	Each candidate must be prepared to participate fully in activities of the Board of Directors and attend, and actively participate in, meetings of the Board of Directors and all Committees of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the sole judgment of the Board of Directors, interfere with or limit his or her ability to do so.

•	In addition, the Board of Directors also considers it desirable that candidates possess the following qualities or skills:
•	Each candidate should contribute to the overall diversity of the Board of Directors – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds.

•	Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

•	Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business.
     Internal Process of Identifying Candidates. The independent members of the Board of Directors use a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current directors and stockholders. In determining whether to nominate a candidate, the independent members of the Board of Directors consider the current composition and capabilities of serving Board members, the contractual obligations of the Company to certain of its directors, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the directors or officers of the Company may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Reports from those interviews or from directors with personal knowledge and experience with the candidate, resumes, information provided by other contacts and other information deemed relevant by the Board of Directors are then considered in determining whether a candidate will be nominated. The Board of Directors also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.
     Stockholder Communications With the Board of Directors. Any stockholder who wishes to communicate with the Board of Directors or with an individual director may direct such communications to the Secretary of the Company at 1500 Dragon Street, Suite B, Dallas, Texas 75207. The communication must be clearly addressed to the Company’s Board of Directors or to a specific director.
IV. EXECUTIVE OFFICERS OF THE COMPANY
     Set forth below is certain information relating to the current executive officers of the Company. Executive officers of the Company are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

Name	Age	Current Positions with the Company
Frank J. Fradella	51	Chief Executive Officer, President and Chairman of the Board

Jeffrey M. Mattich	46	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Dale W. Mars	59	Vice President, and President of Southern Exposure Holdings, Inc., the Company’s wholly-owned subsidiary, and each of its two subsidiaries, Southern Exposure Unlimited of Florida, Inc. and S.E. Tops of Florida, Inc.

Brian Marshall	43	Executive Vice President, President of the Restoration and Construction Services Division, and President of Fireline Restoration, Inc., a wholly-owned subsidiary of the Company.
     Messrs. Fradella’s and Marshall’s background information is set forth under Section II above.
     Jeffrey M. Mattich has served as the Company’s Senior Vice President and Chief Financial Officer since his appointment to those positions in January 2006. Mr. Mattich has served as Treasurer and Secretary since March 2007. From November 2004 to December 2005, Mr. Mattich served as a Vice President for Baker Distributing Company, a wholly-owned subsidiary of Watsco, Inc. From January 2002 through April 2004, Mr. Mattich served as the Chief Financial Officer and President of Weathertrol, another wholly-owned subsidiary of Watsco, Inc. Prior to that time, from January 1999 to January 2002, Mr. Mattich was employed by Ernst & Young LLP in the Mergers and Acquisitions Group. Mr. Mattich received a Bachelor of Arts from Bethany College in 1983 and is a Certified Public Accountant.
     Dale W. Mars currently serves as the Company’s Vice President, and the President of Southern Exposure Holdings, Inc., the Company’s wholly-owned subsidiary, and each of its two subsidiaries, Southern Exposure Unlimited of Florida, Inc. and S.E. Tops of Florida, Inc. (together, the “Southern Exposure Companies”). Mr. Mars has served in these positions since February 6, 2004, the date that the Company acquired the Southern Exposure Companies from Mr. Mars. Prior to such acquisition, Mr. Mars owned and operated the Southern Exposure Companies since 1990. Mr. Mars received a Bachelor of Science in Business Administration degree from Michigan Technological University in 1970.
     None of the executive officers have any family relationship with each other or any officer or director of the Company. None of the executive officers are employed by the Company pursuant to any arrangement of understanding between such nominees and any other person, except with respect to Messers. Fradella and Marshall, as members of the Board of Directors acting in such capacity.
V. SECURITY OWNERSHIP OF THE COMPANY
     The table below shows the beneficial ownership, as of April 20, 2007, of common stock by each person or group know by us to beneficially own more than 5% of our outstanding common stock, each of the directors and the Named Executive Officers (defined below under the heading Summary Compensation Table in Section VI) of Home Solutions and all directors and Named Executive Officers as a group. In addition to the 47,327,683 shares of common stock outstanding on April 20, 2007, this table also gives effect to shares that may be acquired pursuant to options, warrants or convertible securities within 60 days after such date. Unless otherwise noted, the principal business address of each person in this table is c/o Home Solutions of America, Inc., 1500 Dragon Street, Suite B, Dallas, Texas 75207.

	Number of Shares		Percentage of Class
Name of Beneficial Owner	Beneficially Owned		Beneficially Owned
Frank J. Fradella, Chairman, President and CEO	1,921,781	(1)	4.06%
Jeffrey M. Mattich, CFO, Senior Vice President, Treasurer and Secretary	125,000	(2)	*
Dale W. Mars, Vice President	1,437,242	(3)	3.04%
Michael S. Chadwick, Director	145,000	(4)	*
Willard W. Kimbrell, Director	140,000	(5)	*
Patrick A. McGeeney, Director	28,750		*
Charles P. McCusker, Jr., Director	26,250		*
Brian Marshall, Executive Vice President, President of Restoration and Construction Division and Director	4,066,600		8.59%
Stephen Scott Sewell, Director	465,000		1.0%
All directors and executive officers as a group (nine persons)	8,355,623		16.69%

*	Represents percentage ownership of less than one percent (1.0%).

(1)	Includes 191,333 shares that Mr. Fradella could acquire through the exercise of certain vested stock options and restricted stock purchase rights.

(2)	Includes 125,000 shares that Mr. Mattich could acquire through the exercise of certain vested stock options and stock options vesting within 60 days.

(3)	Consists of 1,337,242 shares owned by the Dale W. Mars Trust Dated 7-16-97, and 100,000 shares that Mr. Mars could acquire through the exercise of certain vested stock options.

(4)	Includes 100,000 shares that Mr. Chadwick could acquire through the exercise of certain vested stock options and restricted stock purchase rights.

(5)	Includes 100,000 shares that Mr. Kimbrell could acquire through the exercise of certain vested stock options and restricted stock purchase rights.

Stockholder Return Performance Graph
     The following graph compares the percentage change in the Company’s cumulative total stockholder return on its Class A Common Stock (assuming all dividends were reinvested at the market price on the date of payment) against the cumulative total stockholder return of the NASDAQ Market Index, SVM and AMWD January 1, 2001 through December 31, 2006. The Class A Common Stock is listed on the NASDAQ under the symbol “HSOA”.
Comparison of Cumulative Total Return of the
Company, Peer Groups, Industry Indexes and/or Broad Markets
ASSUMES $100 INVESTED ON JAN. 01, 2002
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2006

	Fiscal Year Ended December 31,
	2001	2002	2003	2004	2005	2006
HSOA	100	207	101	105	299	391
SVM	100	86	94	115	103	118
AMWD	100	89	104	83	47	80
NASDAQ Market Index	100	68	103	112	113	124

     The graph assumes an initial investment of $100 and reinvestment of dividends during the period presented.
VI. EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Philosophy. The philosophy of the Company’s compensation program is to employ, retain and reward executives capable of leading the Company in achieving the Company’s business objectives. These objectives include creating and preserving strong financial performance, increasing the Company’s assets, positioning the Company’s assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value and ensuring the Company’s survival. The Compensation Committee measures the accomplishment of these objectives against conditions prevalent in the industry within which the Company operates. In recent years, these conditions have reflected a highly competitive market environment.

     Overview, Process and Components of Compensation. The forms of compensation available to executives include base salary, cash bonus awards, stock grants and stock options. Each component is intended to implement the Compensation Committee’s philosophy. While performance of the Company is a key consideration, the Company’s compensation policy recognizes that stock price performance is only one measure of performance and, given industry business conditions and the Company’s long-term strategic direction and goals, it may not necessarily be the best current measure of executive performance. Therefore, the Company’s compensation policy also gives consideration to the achievement of specified business objectives when determining executive officer compensation. An additional objective of the Compensation Committee has been to reward executive officers with equity compensation in addition to salary in keeping with its overall compensation philosophy, which attempts to place equity in the hands of its key employees in an effort to further instill stockholder considerations and values in the actions of all the key employees and executive officers.
     In furtherance of the Company’s compensation philosophy and goal of employing, retaining and rewarding its executives who have demonstrated a desire and ability to lead the Company in the pursuit of its business objectives, in 2005, the Compensation Committee hired a compensation consultant to advise it concerning the appropriate compensation and perquisites, including long-term compensation that should be paid to the Company’s CEO, President and CFO (the “Executives”). The Executives are also parties to Amended and Restated Employment Agreements with the Company, which are discussed in more detail below. The Company’s former President voluntarily resigned his employment with the Company to pursue other opportunities effective April 15, 2007. The Amended and Restated Employment Agreements expire December 31, 2007 unless either party gives earlier notice of such party’s intent to terminate the agreement. The Amended and Restated Employment Agreements establish the framework for the initial base salary payable to the Executives and further provide for additional cash and equity bonus awards under the Executive Compensation Plan established by the Company, which bonuses are based upon merit and the Company’s performance. The Amended and Restated Employment Agreements also provide for compensation to which the Executives are entitled to receive upon termination of his employment by the Company “without cause” or by the Executives for “good reason”, or upon a change in control of the Company, as further described below.
     Compensation of Executives. The Amended and Restated Employment Agreements establish the initial salary and bonus payable in 2006 for the Executives. In establishing the salary and bonus payable to the Executives for performance in 2006, the Compensation Committee and the Independent Board Committee considered a number of factors. The general considerations included a review and evaluation of the compensation and salary levels for similar level executives for other comparable companies, the achievement of specified business objectives during the 2006 fiscal year including progress made by the Company in improving revenues, income and operating cash flows, and progress made by the Company in implementing its business plan. In determining the cash and non-cash bonus awarded to the Executives, the Compensation Committee and the Independent Board Committee took into account the performance of the Company’s common stock, its increased revenues and earnings, the growth of the Company’s business and the exceptional performance of the Company in 2006.

Summary Compensation Table
     The following table sets forth the cash and non-cash compensation awarded to, earned by and paid by Home Solutions to its principal executive officer, principal financial officer and certain other most highly paid executive officers for 2006, 2005 and 2004 (excluding executive officers whose salary and bonus did not exceed $100,000) (together, the “Named Executive Officers”):

								Non-Equity	Nonqualified
						Stock	Option	Incentive Plan	Deferred
Name and Principal						Awards	Awards	Compensation	Compensation	All Other
Position	Year	Salary ($)		Bonus ($)		($)	($)	($)	Earnings ($)	Compensation ($)		Total ($)

Frank J. Fradella	2006	$350,000		$612,500		227,145				$141,633	(7)	$1,331,278
(Chairman/CEO)	2005	$250,000		$690,500		15,000 (1)	—			$146,781	(2)	$1,102,281
	2004	$245,833		$162,500	(3)		—

Rick J. O’Brien(4)	2006	$250,000		$250,000			—					$500,000
(COO/President)	2005	$170,833	(5)	$275,000-			—					$445,833
	2004	$150,000		—			—					$150,000

Jeffrey M. Mattich	2006	$190,000		$177,000								$367,000
(SVP/CFO)	2005	—		—								—
	2004	—		—								—

Dale W. Mars(6)	2006	$200,000		—			—					$200,000
	2005	$200,000		$100,000			—					$300,000
	2004	$200,000		—			—					$200,000

Brian Marshall	2006	$205,769		—		10,126				$88,200	(8)	$224,095
	2005	—		—								—
	2004	—		—								—

(1)	Includes restricted stock purchase rights to purchase 15,000 shares of common stock that were granted to Mr. Fradella by the Board of Directors for his services as a director during 2005 under the Company’s 2001 Stock Option Plan. The fair market value of the shares was $103,800 on April 4, 2006, the date of grant, based on the closing price of the Company’s common stock on AMEX on such date of $6.92.

(2)	Represents (i) $24,000 in cash earned by Mr. Fradella for his services as a director during 2005, (ii) $2,781 in premiums paid by the Company for a key man life insurance policy naming Mr. Fradella as the insured person, of which a designee of Mr. Fradella is a 50% beneficiary, and (iii) $120,000 in lease payments for Company vehicles which is available to Mr. Fradella for business and personal use.

(3)	Includes (i) a special bonus of $50,000 in cash paid to Mr. Fradella pursuant to Mr. Fradella’s Executive Employment Agreement with the Company, and (ii) restricted stock purchase rights to purchase 84,586 shares of restricted common stock that were granted to Mr. Fradella on September 17, 2004 under the Company’s 2001 Stock Option Plan, both of which were granted to Mr. Fradella pursuant to his Executive Employment Agreement. The fair market value of the restricted common stock was $162,500 on September 17, 2004, the date of grant, based on the closing price of the Company’s common stock on AMEX on such date of $1.92.

(4)	Mr. O’Brien served as our Senior Vice President and Chief Financial Officer from December 2003 through December 2005. Mr. O’Brien served as our President, COO and Secretary until April 15, 2007.

(5)	Mr. O’Brien’s annual salary was increased from $150,000 to $175,000, effective March 1, 2005.

(6)	Mr. Mars joined Home Solutions in February 2004 in connection with the acquisition of the Southern Exposure Companies, and he currently serves as a Vice President of the Company and the President of Southern Exposure Holdings, Inc., the Company’s wholly-owned subsidiary, and each of the Southern Exposure Companies.

(7)	Represents (i) $19,000 in cash earned by Mr. Fradella for his services as a director during 2005, (ii) $2,633 in premiums paid by the Company for a key man life insurance policy naming Mr. Fradella as the insured person, of which a designee of Mr. Fradella is a 50% beneficiary, and (iii) $120,000 in lease payments for Company vehicles which is available to Mr. Fradella for business and personal use.

(8)	Represents (i) $9,000 in auto allowance, (ii) $79,200 in rent payments for Mr. Marshall’s personal housing.
Grants of Plan-Based Awards During Fiscal 2006
     The following table provides details regarding all equity awards granted in 2006 to the Named Executive Officers:

			All Other
		All Other	Option
		Stock Awards:	Awards:
		Number of	Number of
		Shares of	Securities	Exercise or Base	Grant Date Fair
		Stock or Units	Underlying	Price of Option	Value of Option
Name	Grant Date	(#)	Options (#)	Awards ($/Sh)	Awards ($)

Frank J. Fradella	4/4/06	20,000 (1)	—	$4.43	$88,600
	7/26/06	20,000 (2)		6.35	127,000
Rick J. O’Brien	—	—	—	—	—

Jeffrey M. Mattich	1/10/06	—	250,000	5.15	1,078,680
Dale W. Mars	—	—	—	—	—
Brian Marshall	12/12/06	16,600 (3)	—	6.,71	111,386
Scott S. Sewell	12/12/06	11,600 (4)	—	6.,71	77,836

(1)	Includes restricted stock purchase rights to purchase 20,000 shares of common stock at an exercise price of $-0- per share that were granted to Mr. Fradella by the Board of Directors for his services as a director for the 2005-2006 Board term under the Company’s 2001 Stock Option Plan.

(2)	Includes restricted stock purchase rights to purchase 20,000 shares of common stock at an exercise price of $-0- per share that were granted to Mr. Fradella by the Board of Directors pursuant to the Board Compensation Plan, for his services as a director for the 2006-2007 Board term under the Company’s 2001 Stock Option Plan.

(3)	Includes restricted stock purchase rights to purchase 16,600 shares of common stock at an exercise price of $-0- per share that were granted to Mr. Marshall by the Board of Directors pursuant to the Board Compensation Plan, for his services as a director for the 2006-2007 Board term under the Company’s 2001 Stock Option Plan.

(4)	Includes restricted stock purchase rights to purchase 16,600 shares of common stock at an exercise price of $-0- per share that were granted to Mr. Sewell by the Board of Directors pursuant to the Board Compensation Plan, for his services as a director for the 2006-2007 Board term under the Company’s 2001 Stock Option Plan.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control
     Amended and Restated Employment Agreements with CEO, President and CFO. On September 8, 2006, Home Solutions entered into amended and restated employment agreements (collectively, the “Employment Agreements”) with Frank J. Fradella, its Chief Executive Officer, Rick J. O’Brien, its then Chief Operating Officer and President, and Jeffrey M. Mattich, its Senior Vice President and Chief Financial Officer (collectively, the “Executives”). The terms of the Employment Agreements, which are identical in substance other than the compensation payable to each Executive under his respective Employment Agreement, were approved by the Compensation Committee and the independent members of the Board. Under the Employment Agreements, the Executives continue to serve in their current positions with Home Solutions. Each Employment Agreement ends on December 31, 2007 unless it is earlier terminated pursuant to its provisions. Certain material terms of the Employment Agreements are described below. The Employment Agreements were attached to a Current Report on Form 8-K filed with the SEC on September 14, 2006 as Exhibits 10.1, 10.2 and 10.3, respectively, and are available for viewing on the SEC’s web site, http://sec.gov.
Compensation
     The Employment Agreements provide for Messers. Fradella, O’Brien and Mattich to receive annual base salaries of $350,000, $250,000 and $190,000, respectively, in each of fiscal years 2006 and 2007. During the employment period, the Executives and their dependents are eligible to participate in Home Solutions’ employee benefit plans that are in effect from time to time, under the terms of such plans. The Executives are entitled to reimbursement for reasonable business expenses incurred by them in the performance of their duties.
     For performance in each of fiscal years 2006 and 2007, the Executives may be awarded annual cash and/or equity-based bonuses (“Bonuses”) and annual equity-based long term incentive compensation (“LTI”), provided that the objective performance criteria established by the Compensation Committee and the Independent Board Members has been achieved for the subject fiscal year. All Bonuses and LTI awards are performance-based, discretionary, and dependent upon the approval of the Compensation Committee and the Independent Board Members. For the Executives to be eligible for Bonuses and/or LTI awards, Home Solutions must meet or exceed the objective performance criteria percentages established by the Compensation Committee and the Independent Board Members for such awards. Objective performance criteria, which is based on the Company’s actual performance and confirmed by the audited financial statements for the subject fiscal year, includes revenues, income, aggregate indebtedness, stockholders’ equity, and similar performance measures.
     In determining whether to grant Bonuses and/or LTI awards to an Executive, and the amount of any such award, the Compensation Committee and the Independent Board Members may also consider subjective criteria that they deem material to the performance of the Executive. Any Bonuses and LTI awarded to the Executives for performance in a fiscal year will be paid or granted to the Executives in the following fiscal year, after completion of the audited financial statements.
     The Compensation Committee and the Independent Board Committee have also established compensation plans for each of the Executives, which set forth the maximum amount of salary, Bonus and LTI that each Executive is expected to receive for his performance in fiscal years 2006 and 2007, assuming that all objective performance criteria are fully achieved and the Executive achieves the maximum Bonus and LTI available for a subject fiscal year. Under the compensation plans, the expected maximum annual compensation is $1,487,500 for Mr. Fradella, $687,500 for Mr. O’Brien, and $427,500 for Mr. Mattich. Assuming the objective performance criteria are achieved for a fiscal year, the Compensation Committee and the Independent Board Members have the discretion to determine the amount of Bonus and/or LTI to be granted to the Executives, which may be less or more than the maximum amount of Bonus or LTI set forth in the compensation plans. The compensation plans do not provide for Bonuses or LTI to be awarded to the Executives if the objective performance criteria for those awards are not met in the subject fiscal year.

Confidential Information / Noncompetition Agreements
     Pursuant to the Employment Agreements, the Executives agree not to disclose the Company’s confidential information, except in limited circumstances where disclosure is necessary or appropriate. Each Executive also agrees not to compete with Home Solutions or its subsidiaries, solicit their customers, employees and vendors, or interfere with their business relationships, during their employment with Home Solutions and for the two year period following the termination of employment in any state or province where the Executive provided services to Home Solutions.
Equity-based Compensation
     Equity-based bonus granted to the Executives for performance in 2006 will be in the form of restricted stock purchase rights, which shall be issued under the Company’s 2001 Stock Plan, as amended, or another plan adopted by the Company’s Board of Directors and approved by the stockholders. Any such restricted stock purchase rights granted to the Executives are anticipated to be issued pursuant to Restricted Stock Purchase Agreements entered into between the Company and each of the Executives. Awards are anticipated to vest monthly over thirty-six months.
Executive Compensation Plan Bonus Awards for 2006 Performance
     In March 2007, following the completion of the Company’s audit for the fiscal year ended December 31, 2006, the Compensation Committee and the Independent Board Committee approved the following cash, equity and long term incentive bonus awards to be made to the Executives in accordance with the Executive Compensation Plan:

Name of Executive	Cash Bonus	Equity Bonus (1)	Total Bonus
Frank J. Fradella	$612,500	$525,000	$1,137,500
Rick J. O’Brien	$250,000	$-0-	$250,000
Jeffrey M. Mattich	$142,000	$95,000	$237,000

(1)	Represents awards of restricted stock purchase rights to purchase shares of common stock valued at the equity bonus amount at an exercise price of $-0- per share to be granted under the Company’s 2001 Stock Option Plan. These awards have been approved by the Compensation Committee and the Independent Board Committee, but have not yet been granted by the administrator of the 2001 Stock Option Plan, due to restrictions under the Company’s Stock Option Grant Policy that prohibit the grant of awards during periods that are determined to be “blackout periods” by the administrator. The administrator intends to grant the awards upon the termination of the blackout period.
Termination and Severance
     The employment of any of the Executives may be terminated by Home Solutions, with or without “cause”. Termination of an Executive’s employment for cause includes such matters as the Executive’s material and persistent failure to perform his duties, the Executive’s material violation of the Employment Agreement, appropriation of material business opportunities, theft, embezzlement, fraud, gross negligence materially injurious to the Company or its subsidiaries, and the conviction of a felony or other crime for which imprisonment is a punishment. Additionally, each Executive may terminate his employment with Home Solutions with or without “good reason”. Termination of employment by the Executive for good reason includes the reduction of the Executive’s base salary, the demotion of the Executive, a material breach of the Employment Agreement by the Company without timely cure of such breach, the assignment of responsibilities or duties that are substantially different than the Executive’s current duties, the relocation of the Executive, the material impairment of the Executive’s opportunity to earn Bonus or LTI, or the Company’s assignment of the Employment Agreement to a successor that fails to assume the Company’s obligations under the Employment Agreement. The Executive’s employment also terminates upon the Executive’s death or disability.
     If an Executive terminates his employment for good reason, or an Executive’s employment is terminated by Home Solutions without cause or within one year following a change of control of the Company, the Executive is entitled to a severance payment. The payments to be made to the Executives following each of the termination events described above are set forth below:
Termination by Home Solutions for cause or termination by the Executive without good reason: In the event the Executive is terminated by Home Solutions for cause or the Executive terminates his employment without good reason, the Executive is entitled to receive only his base salary through the date of termination.
Termination by Home Solutions without cause or termination by the Executive for good reason: In the event the Executive is terminated by Home Solutions without cause or the Executive terminates his employment for good reason, the Executive is entitled to receive (i) his base salary through December 31, 2007, (ii) any Bonus and LTI earned during the year of termination based on the Executive’s performance in the year of termination, determined on a pro-rata basis based on the number of days worked during the year of termination, (iii) a severance payment in an amount not to exceed the aggregate compensation earned by the Executive for the fiscal year immediately preceding the year of his termination, proportionately based on the number of days the Executive was employed during the period from January 1, 2006 through December 31, 2007 divided by 730, and (iv) up to twelve months of health benefits, ending upon the date the Executive becomes eligible for other health benefits. In addition, any unvested equity-based compensation becomes immediately vested upon the termination event.
Termination due to the Executive’s death or disability: In the event the Executive’s employment is terminated due to his death or disability, the Executive (or his heirs or estate) is entitled to receive (i) his base salary for twelve months following the date of termination, (ii) any Bonus and LTI earned during the year of termination, determined on a pro-rata basis based on the number of days worked during the year of his termination, and (iii) in the event of the Executive’s disability, up to twelve months of health benefits, ending upon the date the Executive becomes eligible for other health benefits. In addition, any unvested equity-based compensation becomes immediately vested upon the termination event.
Termination by Home Solutions due to a change in control of the Company: In the event the Executive is terminated by Home Solutions within one year after a change in control of the Company, the Executive is entitled to receive (i) his base salary through the date of termination, (ii) a severance payment equal to two times’ the aggregate compensation earned by the Executive for the fiscal year immediately preceding the year of termination, and (iii) up to two years of health benefits, ending upon the date the Executive becomes eligible for other health benefits. In addition, any unvested equity-based compensation becomes immediately vested upon the termination event.
The following tables quantify the amount of compensation to be received by each of the named executive officers in the executive compensation table upon the occurrence of the events noted below. The table assumes that a change in control occurred in 2006, that the termination of employment occurred on December 31, 2006, and that earned salary, bonus and long term incentive compensation has been paid through the date of termination of employment: With respect to the named executive officers listed in the tables below other than Rick J. O’Brien, the Company’s former President, the following table is based upon assumptions that may not reflect the actual payments that may be made to a named executive officer upon termination of employment. Dale Mars does not have a current employment agreement with the Company or any subsidiary, and accordingly, is not entitled to any compensation upon termination of employment for any reason.

Frank J. Fradella. Payments to be made to Mr. Fradella upon termination of employment in the following circumstances are calculated pursuant to the provisions of the Amended and Restated Employment Agreement between the Company and Mr. Fradella.

		Termination by the
	Termination by the	Company without
	Company with “cause”	Cause or by the			Termination within
Element of	or by the executive	executive for			one year following a
compensation	without “good reason”	“good reason”	Death or Disability		change in control
Salary	$-0-	$350,000	$350,000		$-0-

Accrued salary, bonus, and long-term incentive compensation(1)	$-0-	$-0-	$-0-		$-0-

Severance	$-0-	$522,150 (2)	$-0-		$2,088,600 (3)

Health Care Reimbursement	$-0-	$13,200 (4)	$13,200	(4)	$13,200 (4)

Accelerated vesting of prior awards	$-0-	$-0-	$-0-		$-0-

(1)	Pursuant to the Amended and Restated Employment Agreement, the executive is entitled to receive any accrued and unpaid bonus, salary, and long-term incentive compensation which he has earned but not received.

(2)	Pursuant to the Amended and Restated Employment Agreement, the severance payment is based on a percentage of 2005 actual aggregate compensation, where the severance payment is equal to the product of (i) the severance percentage (which is calculated by dividing (x) the number of days the executive was employed by the Company from January 1, 2006 through the employment termination date, by (y) 730; resulting in a severance percentage of 50% based on a termination date of December 31, 2006), multiplied by (ii) the executive’s 2005 actual aggregate compensation determined in accordance with the Amended and Restated Employment Agreement, including salary, bonus, and the value at the date of grant of any equity awards granted in 2005, which equals $1,044,300. Director compensation for 2005 is not included in the severance calculation.

(3)	Pursuant to the Amended and Restated Employment Agreement, the severance payment is based on two times the executive’s 2005 actual aggregate compensation determined in accordance with the Amended and Restated Employment Agreement, including salary, cash bonus, and the value at the date of grant of any equity awards granted in 2005, which equals $1,044,300. Director compensation is not included in the severance calculation.

(4)	Pursuant to the Amended and Restated Employment Agreement, the executive is entitled to receive reimbursement for health care coverage for up to 12 months, except that the Company’s obligations to provide health care coverage expire upon the executive and his dependants becoming eligible for comparable coverage under another employer’s health benefits plan.

Jeffrey M. Mattich. Payments to be made to Mr. Mattich upon termination of employment in the following circumstances are calculated pursuant to the provisions of the Amended and Restated Employment Agreement between the Company and Mr. Mattich.

		Termination by the
	Termination by the	Company without
	Company with “cause”	Cause or by the				Termination within
Element of	or by the executive	executive for				one year following a
compensation	without “good reason”	“good reason”		Death or Disability		change in control
Salary	$-0-	$190,000		$190,000			$-0-

Accrued salary, bonus, and long-term incentive compensation(1)	$-0-	$-0-		$-0-			$-0-

Severance	$-0-	$-0-	(2)	$-0-		$	$-0-	(3)

Health Care Reimbursement	$-0-	$13,200	(4)	$13,200	(4)		$13,200	(4)

Accelerated vesting of prior awards	$-0-	$719,120	(5	$-0-			$719,120	(5

(1)	Pursuant to the Amended and Restated Employment Agreement, the executive is entitled to receive any accrued and unpaid bonus, salary, and long-term incentive compensation which he has earned but not received.

(2)	Pursuant to the Amended and Restated Employment Agreement, the severance payment is based on a percentage of 2005 actual aggregate compensation, where the severance payment is equal to the product of (i) the severance percentage (which is calculated by dividing (x) the number of days the executive was employed by the Company from January 1, 2006 through the employment termination date, by (y) 730; resulting in a severage percentage of 50% based on a termination date of December 31, 2006), multiplied by (ii) the executive’s 2005 actual aggregate compensation, determined in accordance with the Amended and Restated Employment Agreement, including salary, bonus, and the value at the date of grant of any equity awards granted in 2005, which equals $-0-, as Mr. Mattich was not employed by the Company in 2005.

(3)	Pursuant to the Amended and Restated Employment Agreement, the severance payment is based on two times the executive’s 2005 actual aggregate compensation determined in accordance with the Amended and Restated Employment Agreement, including salary, cash bonus, and the value of any equity awards granted. Because Mr. Mattich was not employed by the Company in 2005, this amount is equal to $-0-.

(4)	Pursuant to the Amended and Restated Employment Agreement, the executive is entitled to receive reimbursement for health care coverage for up to 12 months, except that the Company’s obligations to provide health care coverage expire upon the executive and his dependants becoming eligible for comparable coverage under another employer’s health benefits plan.

(5)	Pursuant to the Amended and Restated Employment Agreement, the vesting of any unvested equity awards is accelerated.
Rick J. O’Brien. Mr. O’Brien terminated his employment voluntarily without good reason effective April 15, 2007. In connection with the termination of employment, Mr. O’Brien entered into a separation agreement with the Company that provided for the Company to pay him the cash portion of his bonus that he would have received, had he remained employed by the Company. Because the actual amounts paid to Mr. O’Brien upon termination under the Separation Agreement supercede and replace the provisions of his Amended and

Restated Employment Agreement, the numbers in the table below reflect the actual payments made to Mr. O’Brien pursuant to the Separation Agreement upon his termination of employment.

Termination by the
	Termination by the	Company without
	Company with “cause”	Cause or by the		Termination within
Element of	or by the executive	executive for		one year following a
compensation	without “good reason”	“good reason”	Death or Disability	change in control
Salary	$-0-	—	—	—

Accrued salary, bonus, and long-term incentive compensation(1)	$250,000	—	—	—

Severance	$-0-	—	—	—

Health Care Reimbursement	$-0-	—	—	—

Accelerated vesting of prior awards	$-0-	—	—	—

(1)	Pursuant to the Separation Agreement, the executive received the cash portion of accrued bonus that he earned for performance in 2006.
     Brian Marshall. Payments to be made to Mr. Marshall upon termination of employment in the following circumstances are calculated pursuant to the provisions of the employment agreement between Fireline and Mr. Marshall:

	Termination by	Termination by
	the Company	the Company					Termination
	with “cause” or	without Cause					within one year
	by the executive	or by the					following a
Element of	without “good	executive for					change in
compensation	reason”	“good reason”	Disability		Death		control(6)
Salary	$-0-	$600,000 (1)	$600,000	(3)	$73,973	(4)	$-0-

Accrued salary, bonus, and long-term incentive compensation	$-0-	$-0-	$-0-		$-0-		$-0-

Severance	$-0-	$-0-	$-0-		$-0-		$-0-

Health Care Reimbursement	$-0-	$-0- (2)	$-0-	(5)	$-0-	(5)	$-0-

(1)	Pursuant to the employment agreement, upon termination of employment by Fireline without “cause” or by Mr. Marshall with “good reason”, Mr. Marshall is entitled to receive his salary for the remainder of the term, calculated at $300,000 per year for two years. In addition, the non-competition provisions and the confidentiality provisions of his employment agreement lapse.

(2)	Pursuant to the employment agreement, Mr. Marshall is entitled to receive reimbursement for health care coverage for the remainder of the term.

(3)	Pursuant to the employment agreement, upon termination of employment for Mr. Marshall’s disability, if Fireline has not obtained disability insurance for Mr. Marshall, then Mr. Marshall is entitled to receive his salary for the remainder of the term. If Fireline has obtained disability insurance, Mr. Marshall is entitled to receive benefits under the disability policy for the remainder of the term.

(4)	Pursuant to the employment agreement, upon termination of employment for death, Mr. Marshall is entitled to receive his salary for 90 days or through the expiration of the term, whichever occurs first.

(5)	Pursuant to the employment agreement, Mr. Marshall is entitled to receive reimbursement for health care coverage for 90 days or through the expiration of the term, whichever occurs first.

(6)	Mr. Marshall’s employment agreement does not contain any provisions providing for special compensation in the event of a change of control. In the event of Mr. Marshall’s termination of employment following a change of control, the other provisions of his employment agreement would govern any compensation to be received by Mr. .Marshall.
     Employment Agreement with Brian Marshall. Mr. Marshall is employed by Fireline as its President pursuant to an employment agreement entered into effective July 1, 2006 for an initial three-year term, which may be extended by Mr. Marshall for two additional one year terms. Mr. Marshall’s annual salary is $300,000 for fiscal years 2006 and 2007, subject to increase for future years. Pursuant to the terms of his employment agreement, Mr. Marshall is entitled to allocate among the Fireline employees, including himself, an annual aggregate bonus equal to 5% of Fireline’s EBITDA in a given year, as determined by Mr. Marshall. Mr. Marshall’s employment agreement further provides that Mr. Marshall is entitled to receive reimbursement of business expenses, employee benefits, a vehicle allowance of up to $1,500 per month plus operation and maintenance costs and expenses and a rental allowance of up to $13,200 per month. The employment agreement may be terminated by Mr. Marshall for good reason or by Fireline without cause, in which case Mr. Marshall is entitled to receive his salary and benefits through the remainder of the employment term. The employment agreement may be terminated by Mr. Marshall without good reason or by Fireline with cause, in which case Mr. Marshall is entitled to receive his salary through the date of termination. Mr. Marshall agrees not to compete with Home Solutions or its subsidiaries for a period of two years following the date of his termination of employment unless he is terminated by Fireline without cause or he terminates his employment for good reason, in which case, the non-competition covenants automatically terminate.
     1998 Stock Option Plan. Recipients of stock options under the Company’s 1998 Stock Option Plan must exercise all vested options within three months from the date of termination of the optionee’s employment or cessation of service to the Company (or one year for options granted to outside directors), or such options are forfeited. Outstanding stock options under the 1998 Stock Option Plan automatically vest in the event of a “change of control” (as defined in the 1998 Stock Option Plan), which includes any person or group acquiring 20% of the outstanding common stock.
     2001 Stock Plan. Under the Company’s 2001 Stock Plan, Optionees have at least 30 days to exercise vested stock options following the cessation of service to the Company, and in the absence of a specified time in the individual option agreement, the period of time for exercising vested stock options will be three months following the optionee’s cessation of services to the Company. The Board may use its discretion in determining whether any outstanding stock options or stock purchase rights will vest on an accelerated basis following a “change of control” (as defined in the 2001 Stock Plan). If an optionee’s employment is terminated or his or her job duties are adversely changed within six months of such a change of control, however, all stock options held by such optionee would immediately vest on the date of termination.

Outstanding Equity Awards at December 31, 2006
     The following table sets forth certain information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding at December 31, 2006.

	Option Awards					Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
			Equity					Number of	Payout
			Incentive			Number	Market	Unearned	Value of
	Number of		Plan			of Shares	Value of	Shares,	Unearned
	Securities	Number of	Awards:			or Units	Shares or	Units or	Shares,
	Underlying	Securities	Number of			of Stock	Units of	Other	Units or
	Unexercise	Underlying	Securities			That	Stock	Rights	Other
	d Options	Unexercised	Underlying	Option	Option	Have Not	That Have	That Have	Rights That
	(#)	Options (#)	Unearned	Exercise	Expiration	Vested	Not	Not Vested	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)	Vested ($)	(#)	Vested (#)
Frank J. Fradella	191,333	—		5.50	12/13/10	15,000	87,900
Rick J. O’Brien	95,667	—		5.50	12/13/10
Jeffrey M. Mattich	83,333	166,667		5.15	1/10/16
Dale W. Mars	100,000	—		2.00	2/06/14
Brian Marshall	—	—
Options Exercised and Stock Vested During Fiscal 2006
     The following table details the information concerning each exercise of stock options and each vesting of stock, including restricted stock, during the year ended December 31, 2006 for each of the named executive officers:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares	Value
	Acquired on	on Exercise	Acquired on	Realized on
Name	Exercise (#)	($)(1)	Vesting (#)	Vesting ($)
Frank J. Fradella	2,065,448	$19,130,297	25,000	146,500
Rick J. O’Brien	610,296	$5,818,300	—	—
Jeffrey M. Mattich	—	—	—	—
Dale W. Mars	—	—	—	—
Brian Marshall	—	—	1,510	8,849

(1) Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.
Non-qualified Defined Contribution and Other Non-Qualified Deferred Compensation
     We do not provide any non-qualified defined contribution or other deferred contribution or other deferred compensation plans.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee of our Board are named above under Section III. None of our executive officers serves as a member of the Compensation Committee of, or as a director of, another entity of which any members of our Compensation Committee is an executive officer.

VII. OTHER MATTERS
     Related Party Transactions. The Company is involved in various related party transactions. These transactions are summarized as follows:
     During the fourth quarter of 2005, the Company’s management committed to a plan to dispose of certain assets and liabilities of its building and remodeling division. In March 2006, the Company sold the net assets, consisting of $500,000 cash and a $3,000,000 seller note secured by assets of the buyer, to an affiliate of Anthony Leeber, Jr., the former President of Cornerstone Marble & Granite, Inc, (formerly Cornerstone Building & Remodeling, Inc.), a subsidiary of the Company.
     On August 15, 2006, Brian Marshall furnished $4,984,800 in cash to a financial institution to fund a letter of credit in the same amount, to support the issuance of a construction bond for the benefit of Home Solutions. The bond is required in connection with a project to be performed by a subsidiary of Home Solutions in the New Orleans, Louisiana area. In consideration of the issuance of the letter of credit, Home Solutions agreed to pay Mr. Marshall the following fees: (i) $49,848 for each 60-day period during which the letter of credit is outstanding, and (ii) a monthly fee equal to $41,540 for each month that the letter of credit is outstanding. Furthermore, Home Solutions agreed to indemnify Mr. Marshall for any amounts drawn under the letter of credit and for certain fees and expenses related to the agreement and the letter of credit.
     In fiscal year 2006 and continuing through the first quarter of 2007, the Company paid Hallett & Perrin, P.C., its legal counsel, an aggregate of $666,037 in legal fees. A sibling of Rick O’Brien, who was our former President and Chief Operating Officer, is a shareholder of Hallett & Perrin, P.C.
     All related party transactions are subject to review and approval by the independent members of the Board of Directors.
     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires Home Solutions’ directors, executive officers and persons who own more than 10% of a registered class of Home Solutions’ equity securities to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of Home Solutions. Such reporting persons are required to furnish the Company with copies of all Section 16(a) forms they file.
     Based on the Company’s review of copies of such reports furnished to us, we believe that, during the 2006 fiscal year, all Section 16(a) filing requirements applicable to Home Solutions’ executive officers, directors and greater than 10% beneficial owners were timely met.
     Code of Ethics In December 2006, the Board of Directors adopted an Amended and Restated Code of Ethics that is applicable to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Amended and Restated Code of Ethics was filed with the SEC on December 18, 2006 as Exhibit 10.3 to the Company’s current report on Form 8-K and is available for viewing on the SEC’s website at http://sec.gov. The Amended and Restated Code of Ethics is available to any stockholder, without charge, upon written request to Home Solutions of America, Inc., attention: Corporate Secretary, 1500 Dragon Street, Suite 3900, Dallas, Texas 75207.
     Expenses Relating to this Proxy Solicitation. Home Solutions will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Home Solutions’ officers, directors and employees may solicit proxies by telephone or personal call without extra compensation for that activity. Home Solutions also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Home Solutions stock and obtaining the proxies of those owners. Home Solutions may engage the services of a third party proxy solicitor to assist it in soliciting the return of proxies. If Home Solutions engages a proxy solicitor, it expects to incur commercially reasonable expenses in connection with such solicitation.

     Stockholder Proposals for 2008 Annual Meeting. Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals to be presented at the Company’s 2008 annual meeting must be in writing and received by the Company no later than December 30, 2007 to be considered for inclusion in next year’s proxy materials. Stockholder proposals received after this date will be included in the Company’s proxy materials or presented at the annual meeting at the discretion of the Board.
     Other Matters. At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the annual meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.
     The annual report on Form 10-K for the fiscal year ended December 31, 2006 is being mailed to all stockholders of record as of the Record Date concurrently with the mailing of this Proxy Statement. The annual report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.
     The Board invites you to attend the annual meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the meeting.

By Order of the Board of Directors,
/s/ Jeffrey M. Mattich
Jeffrey M. Mattich
Senior Vice President, Chief Financial Officer and Secretary

April 30, 2007

ANNEX A
HOME SOLUTIONS OF AMERICA, INC.
(the “Company”)
FIRST AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
(this “Charter”)
As approved by the Board of Directors
December 12, 2006
     I. Purpose and Role. There shall be a committee of the Board of Directors (the “Board”) known as the Audit Committee (the “Committee”). The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities by:
     (a) monitoring and evaluating the Company’s accounting, financial reporting and disclosure policies and practices and the Company’s systems of internal controls regarding finance and accounting that management and the Board have established;
     (b) reviewing the Company’s GAAP financial statements and other GAAP financial information provided to any governmental body, stockholders or the public;
     (c) evaluating the independent auditors’ qualifications, independence and performance;
     (d) reviewing and evaluating the Company’s approach to business ethics and compliance with legal and regulatory requirements and the implementation of required procedures;
     (e) monitoring the level of communication among the independent auditors, financial and senior management, the internal auditing department and the Board, always emphasizing that the independent auditors are accountable to the Committee;
     (f) preparing the Committee report to be included in the Company’s annual proxy statement or annual report; and
     (g) performing such other duties as are directed by the Board.
     All requirements in this Charter are qualified by the understanding that the role of the Committee is to act in an oversight capacity and is not intended to (i) require a detailed review of the work performed by the independent auditors, internal auditors or financial management, or (ii) determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, unless specific circumstances are brought to its attention warranting such a review. These are the responsibility of management and the independent auditors.
     The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal counsel, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.
     The Committee may require any officer or employee of the Company or any of its subsidiaries, the Company’s outside legal counsel and the Company’s external auditors to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. The Committee Chairman, or other designee of the Committee, may also meet with the Company’s investment bankers or financial analysts who follow the Company. The Committee will conduct annually a performance evaluation of its work as a committee. The evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The report to the Board may take the form of an oral report by the Chairman of the Committee or any other member of the Committee designated by the Committee to make this report.

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     II. Composition. The Committee shall be comprised of three or more directors as determined by the Board or a nominating committee of the Board, none of whom shall be an affiliate of the Company or any of its subsidiaries or an employee or a person who receives any compensation from the Company or any of its subsidiaries other than fees paid for service as a director. All of the members of the Committee must (a) be independent as that term is defined from time to time by applicable rules or regulations of the Securities and Exchange Commission (the “SEC”), (b) be free of any relationship with the Company that may interfere with the exercise of their independence from management and the Company, and (c) not be subject to any of the other restrictions on independence set forth from time to time by the listing standards of the NASDAQ.
     Accordingly, the Board shall determine annually whether each member is free from any relationship that may interfere with his or her independence from management and the Company. No member may accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries other than director or committee fees. No member may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. No member shall serve on an audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.
     All members of the Committee shall possess a basic understanding of financial statements, including the Company’s balance sheet, income statement and cash flow statement or be able to do so within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee shall be “financially sophisticated” as defined under applicable NASDAQ listing standards and an “audit committee financial expert” as defined from time to time by applicable rules and regulations of the SEC.
     The members of the Committee shall be elected by the Board at the annual or at any regular meeting of the Board. The members of the Committee shall serve until their successors shall be duly elected and qualified or their earlier resignation or removal. If a Chairman is not elected by the full Board or is not present at a particular meeting, the members of the Committee may designate a Chairman by majority vote of the Committee membership in attendance.
     Without impairing his or her independence, a member of the Committee may receive his or her fee for service on the Committee, the Board or any other Board committee in cash and/or stock or options of the Company or other in-kind consideration ordinarily available to directors as well as all of the regular benefits that other directors receive. Because of the significantly greater time commitment of members of the Committee, they may receive reasonable compensation greater than that paid to other directors for service on other committees of the Board.
     III. Duties and Powers. To carry out its purposes, the Committee shall have the following duties and powers:
Documents/Reports/Policies Review
     (a) The Committee has adopted this Charter following its approval by the Board. The Committee shall review, and reassess the adequacy of, this Charter at least annually. The Committee shall report the results of the review to the Board and, if necessary, make recommendations to the Board to amend this Charter.
     (b) Review and discuss with management and the independent auditors the Company’s audited financial statements and quarterly financial statements including the Company’s disclosures under Management’s Discussion and Analysis prior to filing or distribution. The review and discussion should encompass: (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; (iii) ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; (iv) any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences; and (v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
     (c) Discuss with financial management and the independent auditors the Company’s earnings press release as well as the financial information and earnings guidance provided to analysts and rating agencies. The Chairman of the Committee may represent the entire Committee for purposes of this review and

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discussion. In connection with such review, the Committee should ensure that the communications and discussions with the independent auditors contemplated by Statement of Auditing Standards No. 71 (as may be modified or amended) have been received and held.
     (d) Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement. The report shall state that the Committee has reviewed and discussed the audited financial statements with management and whether the Committee recommends that such statements be included in the Company’s annual report; discussed with the independent auditors their independence and the matters required to be discussed by Statements on Auditing Standards No. 61 (“SAS 61”), as it may be modified or supplemented; and received from the independent auditors the written disclosures and letter required by Independent Standards Board Standard 1 (“ISBS No. 1”), as it may be modified and supplemented, in addition to any and all required disclosures under the Sarbanes-Oxley Act of 2002, as applicable;
     (e) Review and discuss with management and the internal auditor the Company’s policies with respect to risk assessment and risk management.
     (f) Upon completion of any annual audit, meet separately with the independent auditors and management and review the Company’s financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant problems or difficulties encountered during the course of the audit, management’s response, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters and any significant adjustment proposed by the independent auditors.
          (g) To establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or audit matters, and to advance the policy of the Company of encouraging full disclosure and timely treatment of any and all concerns relating to financial, accounting, audit and disclosure matters, and prohibiting any discrimination against persons raising such matters;
          (h) Regularly report to the Board and apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing these duties.
Independent Auditors
     (a) Select and appoint the independent auditors, considering their qualifications, independence and effectiveness, approve the independent auditors’ compensation, determine to retain or to terminate the independent auditors, oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting in accordance with applicable laws, regulations and the Company’s Code of Ethics), and approve all audit engagement fees paid to the independent auditors and the audit terms.
     (b) Emphasize that the independent auditors for the Company are ultimately accountable to the Committee and must report directly to the Committee.
     (c) Assess and evaluate the independence of the auditors by: (i) receiving and reviewing the specific formal written statement of the auditors delineating all relationships between the auditors and the Company, its officers, subsidiaries and affiliates and each non-audit service provided to the Company by the auditors consistent with ISBS No. 1; (ii) actively engaging in dialogue with the auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditor; and (iii) taking or recommending that the full board of directors take appropriate action to oversee the independence of the independent auditor.
     (d) Meet with the Company’s independent auditors, as necessary to: (i) review the arrangements for and scope of the annual audit and any special audits, and the role of the Committee and its direct oversight of the independent auditors and audit process; (ii) discuss critical accounting policies and practices and any alternative treatments; (iii) discuss any matters of concern relating to the Company’s financial statements, including any adjustments to such statements recommended by the independent auditors, or other results of said audit(s); (iv) consider the independent auditors’ comments with respect to the Company’s financial policies,

3

reporting procedures, internal accounting controls and management’s responses thereto; (v) review the form of opinion the independent auditors propose to render to the Board and stockholders; (vi) discuss the matters required to be discussed by SAS 61 relating to the conduct of the audit; and (vii) disclose and discuss any and all other material matters relating to accounting, audit and related disclosure matters;
     (e) Discharge the independent auditors when circumstances warrant.
     (f) Review the independent auditors’ audit plan and pre-approve all audit services annually.
     (g) Review and pre-approve non-audit services provided by the independent auditors in accordance with the Committee’s policy regarding the approval of audit and non-audit services provided by the independent auditor. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.
     (h) Require the independent auditors to submit to the Company, annually, a formal written statement of the fees billed for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports filed with the SEC for that fiscal year; and (ii) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service;
     (i) At least annually, obtain and review a report by the independent auditors describing: the audit firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the five preceding years, respecting one or more audits carried out by the audit firm and any steps taken to deal with such issues; and, in order to assess the auditor’s independence, all relationships between the independent auditors and the Company.
     (j) Review with the independent auditors any audit problems or difficulties and management’s responses.
     (k) Establish a written corporate hiring policy for the present or former employees of the independent auditors.
     (l) Review and approve all related party transactions required to be disclosed pursuant to SEC rules and regulations.
     (m) Ensure that the lead audit partner and reviewing audit partner of the Company’s independent auditors are rotated at least every five years.
Financial Reporting Processes
     (a) In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditor together with management’s responses. Review no less frequently than quarterly management’s conclusions about the efficacy of such controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.
     (b) Review with the Company’s independent auditor, the manager of the internal audit department and management the adequacy and effectiveness of the Company’s internal auditing, accounting and financial controls, and elicit any recommendations for improvement.
     (c) Prior to release of the year-end earnings, discuss the results of the audit with the independent auditors. Review the form of opinion the independent auditors propose to render to the Board and shareholders.

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     (d) Discuss with the independent auditors the matters contemplated by SAS 61, including, without limitation, the independent auditors’ judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting. Review with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise) and any communications between the audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.
     (e) Recommend to the Board that the audited financial statements be included in the Company’s Annual Report as filed with the SEC.
     (f) Review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, including the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.
     (g) Review with management and the independent auditor any correspondence from government regulators and/or agencies as well as any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
     (h) Receive, review, retain and appropriately treat complaints and concerns regarding (i) accounting, internal accounting controls or auditing matters, and (ii) violations of the Code of Ethics, both through a written procedure which allows for the confidential, anonymous submission by employees of complaints and concerns. Review the Company’s approach to business ethics and compliance with the law. The Committee has the sole authority to grant waivers under, or changes to, the Code of Ethics for directors, executive officers and senior financial officers.
     (i) Review the quarterly disclosures provided by the Company’s Chief Executive Officer and Chief Financial Officer to the Committee as to the existence of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
     (j) Review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205), or otherwise.
     (k) Establish regular and separate systems of reporting to the Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.
     (l) Review management’s monitoring of the Company’s compliance programs and evaluate whether management has review systems in place designed to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal, regulatory or NASDAQ requirements.
Internal Auditors
     (a) Review the internal audit function’s performance, budgeting and staffing, including appointment or replacement of the manager of the internal auditing department and the proposed internal audit scope for the year or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department.
     (b) Receive from internal audit a summary of findings from completed audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan.
     (c) Review significant internal audit findings and management’s response.

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     (d) Review periodically reports from the internal auditor and advise the Board regarding compliance with the Company’s Code of Ethics.
     IV. Meetings. The Committee shall meet at least quarterly, and at such other times and from time to time as it deems appropriate, and is empowered to hold special meetings as circumstances require. The Committee shall meet in person or telephonically at least annually with management, the internal auditors, the independent auditors and as a Committee, in separate executive sessions, to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee, or at least its Chairman or other member of the Committee designated by the Committee, should meet with the independent auditors and financial management of the Company at least quarterly, either in person or telephonically, to review the Company’s interim financial statements. The Committee shall prepare and/or approve an agenda in advance of each meeting, and it shall maintain minutes of its meetings.
     V. The Chairman of the Committee or any other member of the Committee designated by the Committee shall maintain regular liaison with the Company’s Chief Executive Officer and Chief Financial Officer, the lead audit partner of the Company’s independent auditors and the Company’s internal auditors.
     VI. In addition to the duties stated in this Charter, the Committee shall undertake such additional activities within the scope of its primary function as the Committee may from time to time determine or as may otherwise be required by law, the Company’s Certificate of Incorporation or Bylaws, each as amended, or the Board.
     VII. The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceedings, whether civil, criminal, administrative or investigative, (including, without limitation, an action by or in the right of the Company) by reason of his or her acting as a member of the Committee against any liability or expense actually or reasonably incurred by such person; provided that the member acted in good faith and in a manner he or she reasonably believed to be lawful and in or not opposed to the best interests of the Company. This right to indemnity held by the members of the Committee is in addition to any other remedies afforded the members under the Company’s Certificate of Incorporation or Bylaws.
     VIII. This Charter may not be amended, modified or supplemented except by a writing signed and adopted by a majority of the then incumbent members of the Committee and approved by the Board.

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ANNEX B
CHARTER OF THE
COMPENSATION COMMITTEE
OF
HOME SOLUTIONS OF AMERICA, INC.
As adopted by the Board of Directors on August 18, 2006
Committee Purpose
     The Compensation Committee (the “Committee”) shall assist the Board of Directors (the “Board”) of Home Solutions of America, Inc., a Delaware corporation (the “Company”) in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the Company’s executive officers. All Committee members shall be independent and otherwise qualify under the rules of the exchange or quotation system on which the Company’s common stock is listed or quoted.
Membership
     The Committee shall consist of two or more members of the Board, or such other number of members is determined by the Board from time to time. The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is appointed or until such member’s earlier resignation or removal. The Board shall appoint one of the Committee members as the Chairman of the Committee. The members of the Committee may be removed or replaced, at any time, with or without cause, by the Board. Vacancies shall be filled by the Board.
Meetings
     The Committee shall meet at least once annually, or more frequently as the Committee may from time to time determine to be appropriate. Two or more Committee members shall constitute a quorum. The vote of the majority of the Committee members present at any meeting at which a quorum is present shall be necessary to constitute the act of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent. The Committee shall keep minutes of the Committee’s proceedings.
Duties and Responsibilities
     The Committee shall have the following duties and responsibilities:
1. Executive Compensation. The Committee shall review and approve business goals and objectives relevant to the compensation of the Company’s executives and evaluate the performance of the Company’s executives in light of those goals and objectives. Based on such evaluation, the Committee shall prepare and approve a proposed compensation package for the Company’s executive officers, which may consist of annual salary, bonus, stock options and other benefits, to be presented to the Board for approval.
2. Comparison Analysis. The Committee shall review market and industry data to assess the Company’s competitive position with respect to the individual elements of total executive compensation to ensure the attraction, retention and appropriate reward of the Company’s executive officers.
3. Monitoring of Incentive and Equity-Based Compensation Plans. The Committee shall review and make recommendations to the Board with respect to the Company’s incentive

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compensation and stock option and other equity based plans. The Committee shall select, retain and/or replace, as needed, compensation and benefits consultants.
4. Special Recommendations to the Board. The Committee shall review and make recommendations to the Board regarding any employment agreement, severance agreement, change in control agreement or provision, or separation agreement, or any amendment to the same, that is proposed to be entered into with any executive officer.
5. Reports. The Committee shall report regularly to the Board on Committee actions and on the fulfillment of the Committee’s responsibilities under this Charter. The Committee shall prepare an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable Securities and Exchange Commission rules and regulations.
6. Assessments. The Committee shall review and reassess the adequacy of this Charter from time to time and recommend any proposed changes to the Board for approval.
7. Other Responsibilities. The Committee shall have such other duties and responsibilities as are delegated to it by the Board from time to time.
Authority
1. Advisors. The Committee shall have the sole authority to (i) retain, at the Company’s expense, independent compensation consultants and other expert advisors (collectively, “Advisors”) as it deems necessary to fulfill its responsibilities under this Charter, (ii) determine the compensation and other terms of the engagement of such Advisors, and (iii) terminate the engagement of such Advisors. The Advisors shall report directly to the Committee.
2. Subcommittees. The Committee may delegate authority and responsibilities to subcommittees as it deems proper, provided that no subcommittee shall consist of less than two members.
3. Other Authority. The Committee shall have such other authority as is delegated to it by the Board from time to time.
Amendments
     The Charter may be amended by the action of the Board from time to time as determined to be appropriate.

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PROXY
(#shares)
HOME SOLUTIONS OF AMERICA, INC.
This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints Frank J. Fradella and Jeffrey M. Mattich as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of common stock of Home Solutions of America, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 1340 Poydras St., New Orleans, Louisiana 70112, on Monday, June 18, 2007 at 9:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, upon the matters noted below:
1.	Election of the Board’s nominees for Directors. Nominees: Michael S. Chadwick, Frank J. Fradella, Willard W. Kimbrell, Charles P. McCusker, Jr., Patrick A. McGeeney, Brian Marshall, and Stephen Scott Sewell.

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees
INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee’s name in the space provided below.

2.	Ratification of the appointment of KMJ Corbin & Company, LLP as the Company’s registered independent public accounting firm for 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or at any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all the above provisions.
< See reverse side for Signature Line >

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
THE ENCLOSED ENVELOPE.
     Please sign exactly as name appears below and mail proxy to:
Home Solutions of America, Inc.
c/o Jeffrey M. Mattich, Senior Vice President,
CFO, Treasurer and Secretary
1500 Dragon Street, Suite B
Dallas, Texas 75207
(214) 623-8446
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer and indicate his or her title. If a partnership, please sign in partnership name by authorized person.
THIS PROXY SHOULD ONLY BE COMPLETED BY STOCKHOLDERS WHOSE SHARES ARE REGISTERED IN THE STOCKHOLDER’S NAME. DO NOT USE THIS PROXY IF YOUR SHARES ARE HELD IN STREET NAME—YOUR BROKER MUST VOTE ANY SHARES HELD IN STREET NAME (PLEASE CONTACT YOUR BROKER AND URGE YOUR BROKER TO DO SO).

Type Name

Printed Name of Stockholder

Signature of Stockholder (or authorized
representative and title, if applicable)

Signature if held jointly

Dated: , 2007

☐	Please check this box if you are planning to attend the 2007 Annual Meeting of Stockholders in person.